UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2015

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On May 4, 2015, Health Insurance Innovations, Inc. (the “Company”) entered into an amendment to the Employment Agreement, dated July 14, 2014, between the Company and Bruce Telkamp. Under the amendment, Mr. Telkamp’s title was changed from Chief Operating Officer of the Company to Chief Executive Officer of the Company’s Consumer Division. The Company believes that this title change more accurately reflects the roles and responsibilities of Mr. Telkamp within the Company’s organizational structure. Mr. Telkamp will continue to serve as the Chief Executive Officer of the Company’s HealthPocket, Inc. subsidiary. A copy of the amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on April 29, 2015, the Compensation Committee of the Board of Directors of the Company voted to increase the base salary of Mr. Telkamp from $275,000 to $350,000 per year, with such increase to be given effect as of January 1, 2015, and the base salary of Dr. Sheldon Wang, the Company’s Chief Technology Officer, was also increased from $275,000 to $350,000, to be given effect as of January 1, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment, dated May 4, 2015, to Employment Agreement between Bruce Telkamp and Health Insurance Innovations, Inc.

99.1	Press release of Health Insurance Innovations, Inc. dated May 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael A Petrizzo, Jr.

	Name:	Michael A. Petrizzo, Jr.

	Title:	Executive Vice President, General Counsel, and Secretary

Date: May 5, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment, dated May 4, 2015, to Employment Agreement between Bruce Telkamp and Health Insurance Innovations, Inc.

99.1	Press release of Health Insurance Innovations, Inc. dated May 5, 2015.